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                                                                EXHIBIT 10.4(d)


                                TRUST AGREEMENT

     THIS TRUST AGREEMENT (this "Agreement") dated as of December 1, 1997, between CLARCOR Inc., a Delaware corporation (the "Company"), and AMCORE Investment Group, N.A. (the "Trustee"), as trustee,

     WHEREAS, Mr. Lawrence E. Gloyd ("LEG") serves as Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of July 1, 1997 (the "Employment Agreement") between LEG and the Company; and

     WHEREAS, as provided in Section 4 of the Employment Agreement, the Company has computed the present value (the "Lump Sum") on the date hereof of the benefit that would be payable to LEG under the Company's Supplemental Retirement Plan if LEG had retired on December 1, 1997 and if he had then elected to receive the lump sum present value of his benefit computed as provided in such plan at that date; and

     WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust the Lump Sum, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until such amount (plus interest thereon as hereinafter provided) is paid to



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LEG or his spouse in such manner and at such times as specified in Section 3 hereof and in the Employment Agreement;

     NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     1. Establishment of Trust. (a) The Company hereby deposits with Trustee in trust the Lump Sum, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) the Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J. chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes (i) described in Section 3 hereof and in the Employment Agreement and (ii) general creditors of the Company as herein set forth. Neither LEG nor his spouse shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust.

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Any rights created under the Employment Agreement and this Agreement shall be mere unsecured contractual rights of LEG and his spouse against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

     2. Investment of Trust Fund. Subject to Section 6 hereof, the Trustee shall invest the Lump Sum and the earnings thereon (collectively, the "Trust Fund") in accordance with the written instructions of the Company. The Trustee shall have no responsibility whatsoever for interest earnings or investment results (including loss of principal) on any funds held hereunder. The Company shall be responsible for any shortfall in the amount or amounts to be delivered to LEG hereunder whether arising from inadequate earnings on the Trust Fund or loss of all or any portion of the principal thereof.

     3. (a) Except as provided in 3(c) and 3(h), on the dates or at the time specified below, the Trustee shall deliver to LEG an amount (the "Distribution Amount") equal to the sum of the Trust Fund plus interest thereon at the prime rate as announced at the beginning of each calendar year by Trustee (the "Prime Rate") from the date hereof to the date of such payment. The capitalized terms used in this Section 3 and not otherwise defined herein shall have the respective meanings specified in the Employment Agreement.

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     (b) The Distribution Amount shall be paid by the Trustee to LEG (or his spouse as provided below) within 30 days of the receipt by the Trustee of written notice from the Company of

     (i) LEG's retirement at the end of the Employment Period;

     (ii) his death prior to the end of the Employment Period;

     (iii) his resignation as Chairman of the Board of Directors and Chief Executive Officer of the Company for Good Reason; or

     (iv) the termination by the Company of his employment under the Employment Agreement during the Employment Period with or without Cause or pursuant to Change of Control.

     (c) In the event that the Distribution Amount becomes payable to LEG for one of the reasons specified in (b)(i) or (ii) above, LEG (or his executor or administrator in the case of his death) may make an irrevocable written election to the Trustee to receive the Distribution Amount in substantially equal monthly or quarterly installments (the "Installments") over a selected period not to exceed ten years with interest (at a rate to be determined at such time) on the unpaid Distribution Amount from

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the date of such election until the Distribution Amount has been paid in full.

     (d) In the event of LEG's death prior to his receipt of the Distribution Amount in a lump sum or prior to the distribution of all of the Installments, the Distribution Amount shall be paid in a lump sum to Mrs. Lawrence E. Gloyd (Delma Gloyd) or she shall receive when due and payable all of the remaining unpaid Installments.

     (e) Any funds remaining in the Trust created hereby after payment in full to LEG or his spouse of all amounts payable pursuant to Section 3(a), (b), (c) and (d) above shall be paid over to the Company upon its written demand.

     (f) The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of amounts pursuant to this Section 3 and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (g) The entitlement of LEG or his spouse to payments pursuant to this
Section 3 shall be determined by the Company or such party as it shall designate; provided that such determination shall be in conformance with the provisions of this Section 3 and the Employment Agreement and nothing in this

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subsection (g) shall excuse or permit any noncompliance by the Company with any provision of this Agreement or the Employment Agreement.

     (h) The Company may make payment directly to LEG or his spouse as they become due under this Section 3 or the Employment Agreement. The Company shall notify the Trustee of its decision to make payment directly prior to the time amounts are payable to LEG or his spouse. In addition, if the Trust Amount, and any earnings thereon, are not sufficient to make payments in accordance with this Section 3 or the Employment Agreement, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

     Section 4. Responsibilities of the Trustee Regarding Payments to Trust Beneficiaries when Company is Insolvent.

     (a) The Trustee shall cease payment of benefits to LEG and his spouse if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of

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the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments to LEG and his spouse hereunder.

     (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

     (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to LEG and his spouse and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of LEG or his spouse to pursue their rights as general creditors of Company

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with respect to amounts due under this Agreement or the Employment Agreement.

     (4) The Trustee shall resume the payments to LEG or his spouse in accordance with Section 3 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payments from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to LEG or his spouse under the terms of this Agreement or the Employment Agreement for the period of such discontinuance, less the aggregate amount of any payments made to LEG or his spouse by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 5. Payments to Company.

     Except as provided in Section 4 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments have been made to LEG and his spouse pursuant to the terms of this Agreement and the Employment Agreement.

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     Section 6. Investment Authority

     In no event shall the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with LEG or his spouse.

     Section 7. Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, except to the extent that the same shall be distributed pursuant to Section 4 hereof.

     Section 8. Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of

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this Trust and is given in writing by the Company. In the event of a dispute between the Company and any other party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall

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have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9. Compensation and Expenses of Trustee.

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10. Resignation and Removal of Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 180 days after receipt of such notice unless the Company and the Trustee agree otherwise.

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     (b) Subject to subsection (c) below, the Trustee may be removed by the
Company on 180 days written notice.

     (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for 5 years following the date of such Change of Control.

     (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     If the Trustee resigns or is removed in accordance with Section l0(a) or
(b) hereof, the Company may appoint any third party, such as a bank trust department or other party that has

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corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal; provided that if the Trustee resigns or is removed after a Change of Control such successor trustee shall be appointed by the Trustee. Any such appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     Section 12. Amendment or Termination.

     (a) This Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of Section 3 hereof, the Employment Agreement or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which LEG and his spouse are no longer entitled to benefits pursuant to the terms of this Agreement or the Employment Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     13. Definition of "Change of Control". As used in this Agreement the term "Change of Control" shall have the same

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meaning as specified in the Employment Agreement, as the same may be amended from time to time.

     14. Notices. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, or registered mail, return receipt requested, or overnight courier or delivery service to the parties hereto at the address shown below or at such other address as any of them may designate by notice to each of the others:

     (a) If to the Company at:

         CLARCOR Inc.
         2300 Sixth Street
         P.O. Box 7007
         Rockford, Illinois 61104

     (b) If to the Trustee at:

         AMCORE Investment Group, N.A.
         P.O. Box 1537
         Rockford, Illinois 61110

     All notices given hereunder shall be effective and deemed received upon personal delivery and subsequent confirmation thereof or, if by overnight courier, (in which case a signed delivery receipt shall be required) on the day of deposit with such courier or service, or, if mailed, upon the day of deposit with the U.S. Postal Service; provided such notice was mailed to the proper address as described above. It any such notice requires a response from the receiving party, the applicable time period for response shall begin on the date such

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notice is actually received, unless delivery is not accepted by the receiving party, in which case, the applicable time period shall begin on the date of attempted delivery.

     Section 15. Miscellaneous.

     (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Amounts payable to LEG and his spouse under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Agreement shall be governed by and construed in accordance with the laws of Illinois.

     Section 16. Effective Date.

     The effective date of this Agreement shall be December 1, 1997.


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     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed on the day and year first above written.


                                                CLARCOR INC.

                                                By:  /s/ Bruce A. Klein
                                                   ----------------------------
                                                Its: VP-Finance & CFO
                                                   ----------------------------

                                                AMCORE INVESTMENT GROUP, N.A.,
                                                as Trustee

                                                By: /s/ Thomas H. Scoville
                                                   ----------------------------
                                                Its: VP & Trust Officer
                                                   ----------------------------



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